Exhibit 99.1

Contact:	Tom Brooker/John Patenaude	Rich Coyle
	Nashua Corporation	Citigate Sard Verbinnen
	847-318-1797/603-880-2145	212-687-8080
NASHUA REPORTS THIRD QUARTER 2006 RESULTS
     NASHUA, N.H., November 2, 2006 — Nashua Corporation (NASDAQ: NSHA), a manufacturer and marketer of labels, thermal specialty papers and imaging products, today announced financial results for the third quarter ended September 29, 2006.
     Net sales for the third quarter of 2006 were $69.5 million, compared to $68.6 million for the third quarter of 2005. Gross margin for the third quarter of 2006 was $10.7 million, or 15.4%, compared to $11.8 million, or 17.3%, for the third quarter of 2005. Pre-tax loss from continuing operations for the third quarter of 2006 was $1.8 million compared to pre-tax income of $1.3 million for the third quarter of 2005. Loss from continuing operations for the third quarter of 2006 was $1.2 million, or $0.20 per share, compared to income from continuing operations of $0.8 million, or $0.14 per share, in the third quarter of 2005. Net loss for the third quarter of 2006 was $1.2 million, or $0.19 per share, compared to net income of $0.8 million, or $0.14 per share, in the third quarter of 2005. Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations were $0.3 million for the third quarter of 2006, compared to $3.3 million for the third quarter of 2005.
     The results for the third quarter of 2006 included the curtailment loss of $939,000 related to the freezing of pension benefits for certain hourly employees which is partially offset by the curtailment gain of $203,000 associated with the cessation of postretirement benefits for the same active hourly employees. The results for the third quarter of 2006 also include severance charges of $740,000. Nashua did not record any curtailment losses or gain or severance charges during the third quarter of 2005.
     Net sales for the nine months ended September 29, 2006 were $199.8 million, compared to $203.5 million for the nine months ended September 30, 2005. Gross margin for the nine months ended September 29, 2006 was $30.0 million, or 15.0%, compared to $33.7 million, or 16.6%, for the nine months ended September 30, 2005. Pre-tax loss from continuing operations for the nine months ended September 29, 2006 was $4.4 million, compared to pre-tax income of $1.2 million for the nine months ended September 30, 2005. Loss from continuing operations for the first nine months of 2006 was $2.8 million, or $0.45 per share, compared to income from continuing operations of $0.7 million, or $0.12 per share, in the first nine months of 2005. The results for the nine months ended September 29, 2006 also include income from discontinued operations of $1.1 million. Net loss for the nine months ended September 29, 2006 was $1.7 million, or $0.28 per share, compared to $0.6 million, or $0.10 per share, for the nine months ended September 30, 2005. EBITDA from continuing operations was $1.4 million for the nine months ended September 29, 2006, compared to $7.3 million for the same period in 2005.

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     Commenting on the results for the quarter, Tom Brooker, President and Chief Executive Officer, stated, “The results for the quarter include special charges related to the freezing of pension benefits, the elimination of postretirement benefits and severance charges related to changes and reductions in the Company’s management structure. The freezing of the pension and postretirement benefits should provide a positive impact on the Company’s cost and risk structure as we move forward. The management changes provide an opportunity to refocus our efforts for top line growth as we align our sales force to serve specific geographic markets for our Label and Converted Paper Products businesses. We also intend to hire additional sales staff in the coming months in order to drive revenue growth and thereby increase factory utilization and enhance the Company’s performance.”
     Brooker continued, “Our previously announced cash generation program continues to make progress as we work to monetize the New Hampshire real estate. We expect to close the sale of the Nashua real estate in the fourth quarter. We continue to negotiate a purchase and sale agreement on the 48-acre Merrimack campus.”
Business Segment Highlights
     Nashua’s Label Products segment, which prints and converts product for the grocery, food service, retail, transportation, entertainment, and general industrial markets, reported net sales for the third quarter of 2006 of $28.2 million, gross margin of $4.7 million, or 16.5%, and pre-tax income of $1.4 million. Net sales for the third quarter of 2005 were $26.8 million, gross margin was $4.2 million, or 15.5%, and pre-tax income was $1.4 million.
     “Sales in the Label segment increased 5.3% over the same quarter for last year, and margins increased during the quarter as we completed our plant consolidation initiative which we initiated in the fourth quarter of 2005,” Brooker said. “The margin for the quarter was impacted negatively as we incurred approximately $160,000 of cost relative to the shutdown of the St. Louis, Missouri facility.”
     Brooker continued, “The pre-tax income for the quarter was negatively impacted by approximately $344,000 of severance cost and cost related to the settlement of litigation. The Label segment continues to provide the Company with excellent growth opportunities. By increasing our sales staff, we will add focus on opportunities which strategically fit our manufacturing capabilities.”
     The Company’s Specialty Paper Products segment, which includes the paper coating and converting businesses, reported net sales in the third quarter of 2006 of $41.5 million, gross margin of $6.1 million, or 14.6%, and a pre-tax loss of $717,000. Excluding the curtailment expense related to retirement plans of $733,000, pre-tax income was $16,000. Net sales in the third quarter of 2005 were $42.2 million, gross margin was $7.7 million, or 18.2%, and pre-tax income was $1.9 million.
     “Sales for the paper segment declined slightly, primarily due to our exit from the coated carbonless business in the first quarter of 2006,” Brooker said. “Sales of wide format product into the architectural and engineering markets have increased approximately 10% over the third quarter of last year. Margins for the segment declined as a result of lower volumes resulting in the lower absorption of fixed cost. This was due in part to the start up of the wide format manufacturing facility in New Jersey. Pre-tax profit was impacted by $396,000 of severance cost associated with organizational changes.”

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     Brooker continued, “Our focus relative to the Specialty Paper segment is similar to that for the Label segment in that we are integrating the sales force for our label and converted paper products. The increase in the size of the sales force will provide us with opportunities to gain incremental business and better utilize our current capacity. During the third quarter, we completed negotiations with certain union employees in our New Hampshire facilities, which will provide the Company with a basis to remain competitive in the coated products arena. With these negotiations behind us and consolidation of our manufacturing space in Merrimack, New Hampshire completed, we are now positioned to aggressively pursue market opportunities for our paper coating operations.”
     Brooker concluded, “The liquidation of the Toner business and potential monetization of the New Hampshire real estate place Nashua Corporation in a sound financial position. With our manufacturing capacity properly rationalized, our objective now is to expand and effectively deploy our sales force to generate top line growth by pursuing and securing new business at attractive rates of profitability. We intend for Nashua’s core businesses to generate top line growth and markedly improved operating results.”
Use of Non-GAAP Measures
     EBITDA is presented as supplemental information that management of Nashua Corporation believes may be useful to some investors in evaluating the Company because it is widely used as a measure of evaluating a company’s operating performance, as well as to evaluate its operating cash flow. EBITDA is used by management in the computation of ratios utilized for financing purposes and for planning and forecasting in future periods. EBITDA is calculated by adding net interest expense, income tax expense, depreciation and amortization back into net income. EBITDA should not be considered a substitute either for net income, as an indicator of Nashua’s operating performance, or for cash flow, as a measure of Nashua’s liquidity. In addition, because all companies may not calculate EBITDA in exactly the same manner, the presentation here may not be comparable to other similarly titled measures of other companies.
     Non-GAAP adjusted pre-tax income is provided as supplemental information that management of Nashua Corporation believes may be useful to some investors in evaluating the Company because of the one-time events and cost which may not truly reflect the Company’s operating performance. Non-GAAP adjusted pre-tax income is calculated by adding back special costs, which include accelerated depreciation, severance and pension curtailment costs associated with the exit of the Toner business. Non-GAAP adjusted pre-tax income also adjusts income for one-time interest income and a one-time gain from the annuitization of death benefits. Non-GAAP adjusted income should not be considered a substitute either for net income, as an indicator of Nashua’s financial performance, or for cash flow, as a measure of Nashua’s liquidity.
About Nashua
     Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company’s products include thermal coated papers, pressure-sensitive labels, bond, point of sale, ATM and wide format papers, entertainment tickets, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.

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Forward-looking Statements
     This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including earnings, revenue and profitability projections. When used in this press release, the words “should,” “expects” “will,” “plans,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company’s future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, the resolution of certain litigation matters and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.

Third Quarter 2006 Earnings Results
NASHUA CORPORATION SUMMARY RESULTS OF OPERATIONS

Periods ended September 29, and September 30, respectively	Three Months		Nine Months
Dollars in thousands, except per share amounts (Unaudited)	2006	2005	2006	2005

Net sales	$69,487	$68,570	$199,756	$203,524
Cost of products sold	58,772	56,740	169,795	169,830

Gross margin	$10,715	$11,830	$29,961	$33,694
Gross margin %	15.4%	17.3%	15.0%	16.6%

Selling, distribution and administrative expenses	11,281	10,221	32,597	31,663
Research and development expenses	128	71	522	420
Loss from equity investment	71	—	190	—
Interest expense, net	620	465	1,221	1,290
Other income (1)	(286)	(260)	(944)	(839)
Net loss on curtailment of postretirement plans (2)	733	—	733	—

Income (loss) from continuing operations before income taxes (benefit)	(1,832)	1,333	(4,358)	1,160

Income tax provision (benefit)	(619)	508	(1,600)	447

Income (loss) from continuing operations	(1,213)	825	(2,758)	713

Income (loss) from discontinued operations, net of taxes (3)	54	18	1,058	(86)

Net income (loss)	$(1,159)	$843	$(1,700)	$627

Earnings per share:
Income (loss) from continuing operations	$(0.20)	$0.14	$(0.45)	$0.12
Income (loss) from discontinued operations	0.01	—	0.17	(0.02)

Net income (loss) per common share	$(0.19)	$0.14	$(0.28)	$0.10

Average common shares	6,146	6,089	6,133	6,084

Income (loss) per common share from continuing operations assuming dilution	$(0.20)	$0.13	$(0.45)	$0.12
Income (loss) per common share from discontinued operations assuming dilution	0.01	0.01	0.17	(0.02)

Net income (loss) per common share assuming dilution	$(0.19)	$0.14	$(0.28)	$0.10

Average common and potential common shares	6,146	6,181	6,133	6,200

(1)	Other income for the three and nine months ended September 29, 2006 and September 30, 2005 represents income from the rental of unused warehouse space at our New Hampshire facilities.

(2)	Net loss on curtailment of postretirement plans for the three and nine months ended September 29, 2006 represents a loss of $0.9 million related to the curtailment of pension benefits for certain hourly employees included in our Specialty Paper Products segment which more than offset a gain of $0.2 million related to the curtailment of postretirement medical and life insurance benefits.

(3)	Income from discontinued operations for the nine months ended September 29, 2006 includes the results of our Toner and Developer business which we exited effective March 31, 2006 and income from the liquidation of our Photo UK entity. Income from discontinued operations for the three months ended September 30, 2005 represents the results of our Toner and Developer business. Income from discontinued operations for the nine months ended September 30, 2005 represents the results of our Toner and Developer business and a $1.2 million tax benefit related to the settlement of outstanding Internal Revenue Service audit from the years 1995-2000.

Third Quarter 2006 Earnings Results
NASHUA CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 29	December 31
Dollars in thousands	2006	2005

Assets
Cash and cash equivalents	$310	$653
Accounts receivable	29,624	33,922
Inventories	22,815	22,284
Assets held for sale	54	—
Other current assets	4,095	2,980

Total current assets	56,898	59,839

Plant and equipment, net	32,205	36,462
Goodwill, net of amortization	31,516	31,516
Intangibles, net of amortization	1,333	1,773
Other assets	16,561	15,329

Total assets	$138,513	$144,919

Liabilities and Shareholders’ Equity
Accounts payable	$20,821	$14,992
Accrued expenses	7,806	8,965
Current maturities of long-term debt	—	3,500
Current maturities of notes payable	83	333

Total current liabilities	28,710	27,790

Long-term debt	19,400	25,250
Notes payable	306	368
Other long-term liabilities	37,836	37,777

Total long-term liabilities	57,542	63,395

Common stock and additional capital	22,250	22,023
Retained earnings	56,160	57,860
Accumulated other comprehensive loss:
Minimum pension liability adjustment(a)	(26,149)	(26,149)

Total shareholders’ equity	52,261	53,734

Total liabilities and shareholders’ equity	$138,513	$144,919

(a)	Our minimum pension liability adjustment represents an increase in our minimum pension liability resulting from a change in the discount rate and mortality table used in computing pension liability.

Third Quarter 2006 Earnings Results
NASHUA CORPORATION
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

Periods ended September 29, and September 30, respectively	Three Months		Nine Months
In thousands (Unaudited)	2006	2005	2006	2005

Net income/(loss) from continuing operations	$(1,213)	$825	$(2,758)	$713
Add back:
Interest expense, net	620	465	1,221	1,290
Income tax provision (benefit)	(619)	508	(1,600)	447
Depreciation on fixed assets	1,338	1,461	4,077	4,563
Amortization of intangible assets	163	80	491	303

Earnings from continuing operations before interest, taxes, depreciation and amortization	$289	$3,339	$1,431	$7,316

Third Quarter 2006 Earnings Results
NASHUA CORPORATION SELECTED FINANCIAL DATA

Periods ended September 29, and September 30, respectively	Three Months		Nine Months
Dollars in thousands (Unaudited)	2006	2005	2006	2005

NET SALES

Label Products	$28,196	$26,760	$81,178	$79,682
Specialty Paper Products	41,549	42,230	120,503	125,895
All Other	663	431	2,151	1,256

Reconciling Items:
Eliminations	(921)	(851)	(4,076)	(3,309)

Net sales	$69,487	$68,570	$199,756	$203,524

PRETAX INCOME (LOSS)

Label Products	$1,399	$1,403	$2,688	$3,749
Specialty Paper Products	(717)	1,900	(346)	3,662
All Other	(14)	18	238	87

Reconciling Items:
Unallocated corporate expenses	(1,880)	(1,523)	(5,717)	(5,048)
Interest expense, net	(620)	(465)	(1,221)	(1,290)

Total pretax income (loss) from continuing operations	$(1,832)	$1,333	$(4,358)	$1,160

DEPRECIATION AND AMORTIZATION

Label Products	$641	$671	$2,020	$2,010
Specialty Paper Products	762	755	2,256	2,513
Reconciling Item:
Corporate	98	115	292	343

Total depreciation and amortization	$1,501	$1,541	$4,568	$4,866

INVESTMENT IN PLANT AND EQUIPMENT

Label Products	$322	$189	$674	$926
Specialty Paper Products	348	493	1,598	2,388
Reconciling Item:
Corporate	49	5	123	71

Total Investment in plant and equipment	$719	$687	$2,395	$3,385

PENSION AND POSTRETIREMENT EXPENSE

Label Products	$252	$161	$856	$483
Specialty Paper Products	244	138	731	414
Reconciling Item:
Corporate	291	68	804	158

Total pension and postretirement expense	$787	$367	$2,391	$1,055